Precision Auto Care, Inc.

           Selling Shareholder Notice/Questionnaire/Power of Attorney



         Each person who is entitled to receive 3,000 or more shares of Precision Auto Care, Inc. (the "Company") stock ("Company Shares") pursuant to that certain Plan of Reorganization and Agreement for Share Exchange Offers dated as of August 27, 1997 (the "Combination Agreement"), Joint Proxy Statement/Prospectus dated October __, 1997, and the Letters of Transmittal, if applicable (hereinafter, the "Combination") is eligible to include as a selling shareholder a portion of his, her or its Company Shares in the Company's Initial Public Offering pursuant to a Registration Statement on Form S-1 (File No. 33-34439).

         The information you supply in response to this Notice will be used to assure that certain data to be included in the Registration Statement will be correct. Please exercise great care in completing this Notice. Persons who elect to include Company Shares in the Initial Public Offering may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). If the Registration Statement, or any part thereof, when such part became effective, contained an untrue statement of a material fact or omitted to state a fact required to be stated therein or necessary to make the statements therein not misleading, a person participating in the Initial Public Offering may be held liable by any person acquiring shares of Common Stock sold in the Initial Public Offering unless such person participating in the Initial Public Offering sustains the burden of proof that before the effective date of the Registration Statement, such person had, after reasonable investigation, reasonable grounds to believe and did believe, at the time such part of the Registration Statement became effective, that the statements therein were true and that there was no omission of a material fact required to be stated therein or necessary to make the statements therein not misleading. SELLING SHAREHOLDERS MAY WISH TO CONSULT WITH THEIR LEGAL ADVISORS PRIOR TO COMPLETING THIS NOTICE AND INCLUDING THEIR SHARES IN THE INITIAL PUBLIC OFFERING. If the Registration Statement is defective, your best defense is that you exercised due diligence as to the accuracy of the registration statement.

         The undersigned elects to include that portion of the Company Shares as set forth in BOX 1 below in the Initial Public Offering of the Company, subject to all of the terms and conditions set forth in the Combination Agreement.

         The undersigned acknowledges that the number of Company Shares set forth in BOX 1 shall be included as part of the Registration Statement, subject, however, to adjustment due to applicable withdrawal, reduction or elimination in the manner contemplated by


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the Combination Agreement. The undersigned agrees to be included as a selling shareholder in the Form S-1, represents and warrants that the information in BOX 1 is true and accurate and consents to the use of such information in the Form S-1 by the Company in describing the undersigned as a selling shareholder.

         The undersigned hereby represents and warrants that (i) the Company Shares (other than the shares being sold pursuant to the Form S-1) to be acquired by the undersigned and any Beneficial Owner(s) in connection with the Combination are being acquired by the undersigned and any Beneficial Owner(s) in the ordinary course of business of the undersigned and any Beneficial Owner(s),
(ii) except for the sale of the shares being sold pursuant to the Form S-1, the undersigned and each Beneficial Owner are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the Company Shares, and (iii) the undersigned and each Beneficial Owner acknowledge and agree that any person participating in the Combination for the purpose of distributing any Company Shares must comply with the registration and prospectus delivery requirements of the Securities Act (together with the rules and regulations promulgated thereunder) in connection with a secondary resale transaction of the Company Shares acquired by such person.

         The undersigned and each Beneficial Owner understand that any secondary resale transaction described in clause (iii) above should be covered by an effective registration statement containing the selling security holder information required by Item 507 of the Regulation S-K of the Commission. The undersigned hereby represents and warrants that neither it nor any Beneficial Owner(s) is an "affiliate," as defined under Rule 405 of the Securities Act, of the Company, except as otherwise disclosed to the Company in writing.

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                                      BOX 1
             ELECTION BY THE UNDERSIGNED TO SELL COMPANY SHARES AS A SELLING SHAREHOLDER PURSUANT TO FORM S-1**

         Name of Selling Shareholder:

         Please state the number of Company Shares elected to be offered and included in Form S-1 by the Selling Shareholder and, if such shares are not to be owned of record by the undersigned, the name of the Registered owner:

         ________ shares of Common Stock of the Company

         Registered owner:_____________________________

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         By making this election, the undersigned represents and affirms that the information provided by the undersigned to the Company herewith or previously pursuant to the form of the "Selling Shareholder Questionnaire" set forth as Exhibit B herewith was and continues to be true, complete and correct. The undersigned agrees to promptly notify the Company if any event occurs prior to the termination of the distribution of Securities pursuant to the Initial Public Offering that would cause the information provided to no longer be true, complete and correct.



**Only those receiving 3,000 or more Company Shares in exchange for their Tendered Interests are eligible to elect to sell Company Shares pursuant to Form S-1.

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                                POWER OF ATTORNEY


         The undersigned Selling Shareholder of Precision Auto Care, Inc. (the "Corporation") hereby constitute and appoint John F. Ripley and Arnold Janofsky, and each of them, with power of substitution, our true and lawful attorneys with full power to sign for us, in our names and in the capacities indicated below, an Underwriting Agreement in substantially the form attached hereto.


                                Signatures




                                 -------------------------------------
                                 Name:
                                 Title or Capacity:



                                 -------------------------------------
                                 Name:
                                 Title or Capacity:






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